Exhibit 10.2

AEROFLEX INCORPORATED 35 South Service Road Plainview, New York 11803

                        August 15, 2007

Re: Addendum to March 2, 2007 Letter Agreement and May 25, 2007 Letter Agreement

Dear Mr. Borow:

This Letter Agreement is entered into, effective as of the date hereof, between you and Aeroflex Incorporated (“Aeroflex” or the “Company”).  Reference is made to those certain letter agreements between you and Aeroflex dated March 2, 2007 (the “March 2 Letter Agreement”) and May 25, 2007, each of which remains in full force and effect.  Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the March 2 Letter Agreement.

For purposes of determining the 2007 Bonus amount, the Company agrees that to the extent the Company's consolidated pre-tax earnings for the fiscal year ended June 30, 2007 ("FY 2007") are reduced by an accrual for the bonuses to be paid to employees located in the Plainview office in respect of FY 2007, such accruals shall not be considered and shall not reduce the Company's consolidated pre-tax earnings in computing your 2007 Bonus.

Please indicate your agreement and acceptance of the terms of this Letter Agreement by executing both copies in the space indicated and returning one copy to Aeroflex.

AEROFLEX INCORPORATED

By:	/s/ John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Senior Vice President and Chief Financial Officer

ACCEPTED AND AGREED TO:

/s/ Leonard Borow
Leonard Borow